Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman PondelWilkinson Inc. 310.279.5980 lberman@pondel.com

QAD Reports Fiscal 2017 Fourth Quarter and Full Year Financial Results

-- Subscription Revenue Grows 39 Percent for Fourth Quarter;
Subscription Gross Margin Reaches 53 Percent --

SANTA BARBARA, Calif. – March 9, 2017 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services designed for global manufacturing companies, today reported financial results for the fiscal 2017 fourth quarter and full year ended January 31, 2017.

Fiscal 2017 Fourth Quarter Financial Results

Total revenue for the fiscal 2017 fourth quarter increased to $73.3 million, from $69.3 million for the fiscal 2016 fourth quarter. Currency had a $1.4 million negative impact on total revenue. Subscription revenue increased 39 percent year-over-year and now accounts for 20 percent of total revenue as the company’s business model continues to accelerate toward cloud-based revenue. Recurring revenue grew to 63 percent of total revenue for the fiscal 2017 fourth quarter, versus 62 percent for last year’s fourth quarter.

Additional fiscal 2017 fourth quarter financial results, compared with the fiscal 2016 fourth quarter, include:

●	Subscription revenue of $14.7 million, versus $10.6 million. Currency had a $195,000 negative impact.
●	License revenue of $8.9 million, compared with $8.1 million. Currency had a $268,000 negative impact.
●	Professional services revenue of $17.9 million, versus $18.2 million. Currency had a $410,000 negative impact.
●	Maintenance and other revenue of $31.8 million, compared with $32.4 million. Currency had a $511,000 negative impact.
●	Gross profit of $40.4 million, or 55 percent of total revenue, compared with $38.4 million, or 55 percent of total revenue. Subscription gross margin grew to 53 percent, compared with 50 percent.
●	Total operating expenses were $36.3 million, or 49 percent of total revenue, compared with $34.8 million, or 50 percent of total revenue.
●	Operating income was $4.1 million, including $1.8 million in stock compensation expense, versus $3.6 million for the fiscal 2016 fourth quarter, including $1.8 million in stock compensation expense.
●	Income before income taxes of $4.6 million, versus $3.8 million.
●

Income tax expense of $19.8 million, including a non-cash accounting adjustment of $16.9 million attributed to the placement of a valuation allowance mainly relating to the company’s U.S. deferred tax assets. Recent losses generated primarily in connection with the company's continued transition to, and investment in, a cloud model, required a valuation allowance be placed on certain tax assets for accounting purposes. As cloud revenue continues to grow, the company believes profitability will increase over the long-term and its deferred tax assets will ultimately be realized.

●

As a result of the valuation allowance, GAAP net loss was $15.2 million, or $0.82 per Class A share and $0.68 per Class B share, compared with GAAP net income of $4.1 million, or $0.22 per diluted Class A share and $0.18 per diluted Class B share.

●	Non-GAAP net income of $3.0 million, compared with $8.5 million.
●	Non-GAAP earnings per Class A share of $0.16 and Class B share of $0.13 met the company’s 2017 fourth quarter guidance.

“We finished the year with strong performance from our cloud business, delivering 40% growth and continued margin improvement,” said Karl Lopker, Chief Executive Officer. “We entered the new financial year with good momentum and in a healthy environment for the global manufacturing market.”

Fiscal 2017 Financial Results

Fiscal 2017 financial results, compared with fiscal 2016, include:

●	Total revenue of $278.0 million, versus $277.9 million. Currency had a $4.6 million negative impact.
●	Subscription revenue of $52.2 million, compared with $38.8 million. Currency had a $795,000 negative impact.
●	Operating income of $3.4 million, compared with $10.2 million.
●

As a result of the valuation allowance noted above, GAAP net loss was $15.5 million, or a loss of $0.84 per Class A share and $0.70 per Class B share, for fiscal 2017, versus GAAP net income of $8.9 million, or $0.47 per diluted Class A share and $0.40 per diluted Class B share, for the similar period last year.

●	Non-GAAP net income was $7.6 million, compared with $18.1 million.
●	Non-GAAP earnings of $0.41 per Class A share and $0.34 per Class B share were at the high end of QAD’s guidance range.

QAD’s cash and equivalents balance was $145.1 million at January 31, 2017, compared with $137.7 million at January 31, 2016. Cash provided by operations was $18.7 million for fiscal 2017, versus $24.1 million in the prior year. The decrease in operating cash flow is mainly a result of the company’s continuing transition from upfront license revenue to subscription revenue.

Fiscal 2017 Fourth Quarter Operational Highlights:

●	Received orders from 51 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including 21 orders in excess of $1.0 million;
●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient Limited, DS Smith Plc, Epic Pharma Inc., Frigus Bohn, S.A. de C.V., GKN Plc, Gorton's Seafood, Invacare Corporation, Inventus Power, Israel Chemicals Limited, Rondo Food GmbH, Thermo Fisher Scientific, TVH Group NV, VIP Bidco Pty Ltd and Yanfeng Automotive Interiors;

●

Announced the release of QAD Transportation Management System 2.0, which included a new web-based user interface, enhanced functionality, and technical updates and improvements to help customers deliver the right product, to the right place, at the right time;

●

Opened registration for QAD’s 2017 Explore customer conference being held in Detroit from May 8 through May 11. The conference will focus on key trends in manufacturing, strategic developments in the industries QAD serves, and new solution developments, and will feature Ray Kurzweil, world-renowned inventor, author and futurist; and

●

Named winner of several industry awards including “Best Vendor Blog” by ERP Focus, “Compliance Gold Award” by Security Product Guide, and finalist for the 2016-2017 Cloud Awards by Internet Cloud Computing.

QAD Promotes Anton Chilton to Chief, Global Field Operations

QAD today announced that Anton Chilton, 49, has been promoted to Chief, Global Field Operations. Chilton, who has been at QAD since 2004, will head sales, services and marketing activities for QAD’s global operations.

“I am truly excited about this new role, and the opportunity to lead growth in the cloud for QAD. I believe we are in a unique position to continue to capture share in our vertical markets,” said Chilton.

Prior to the promotion, Chilton served as QAD’s Executive Vice President in charge of Global Services, and before that held various sales and services positions in the company’s Asia Pacific region and in its Global Strategic Accounts group. Before joining QAD, Chilton held several management positions at Atos Origin and Cap Gemini. He holds an MBA from INSEAD.

Business Outlook

Starting in fiscal 2018, QAD will provide forward-looking guidance for total revenue, subscription revenue, GAAP pre-tax income and non-GAAP pre-tax income, and will no longer provide forward-looking guidance for GAAP earnings per share and non-GAAP earnings per share. QAD is making this change in order to improve alignment with recent interpretations of the SEC's Compliance and Disclosure Interpretations (CD&I) on the use of non-GAAP financial measures.

For fiscal 2018 year, QAD expects:

●	Total revenue of $288 to $292 million, including $68 to $70 million of subscription revenue.
●	GAAP pre-tax loss of $1 million to pre-tax income of $1 million.
●	Non-GAAP pre-tax income of $8 million to $11 million.

For the first quarter of fiscal 2018, QAD expects:

●	Total revenue of $68 to $70 million, including $15.5 million of subscription revenue.
●	GAAP pre-tax loss of $2.5 million to $2 million.
●	Non-GAAP pre-tax loss of $450,000 to pre-tax income of $250,000.

The following is a reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2018 first quarter and full year guidance:

QAD Inc.

Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2017		January 31, 2018
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP (loss) / income before income taxes	$(2,500)	$(2,000)	$(1,000)	$1,000
Add back
Stock-based compensation expense	1,700	1,900	8,200	9,200
Amortization of purchased intangible assets	342	342	841	841
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP (loss) /income before income taxes	$(458)	$242	$8,041	$11,041

Cash taxes	$800	$900	$3,200	$3,600

Weighted average basic shares outstanding
Class A	15,800	16,400	15,900	16,500
Class B	3,200	3,300	3,200	3,300

Weighted average diluted shares outstanding
Class A	16,600	17,100	16,700	17,300
Class B	3,300	3,400	3,300	3,400

Calculation of Earnings Per Share

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2017 Fourth Quarter and Full Year Conference Call

When:	Thursday, March 9, 2017
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9959 (international)
Replay:	Accessible through midnight March 16, 2017 800-475-6701 (domestic); 320-365-3844 (international); passcode 413386
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP earnings per share in this press release for the fiscal 2017 fourth quarter and full year. These are non-GAAP financial measures as defined by SEC Regulation G. Beginning in fiscal 2018, QAD will no longer disclose non-GAAP net income and non-GAAP earnings per share. QAD will continue reporting non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.

●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●

Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap, the change in valuation allowance and certain income tax adjustments.

●

Non-GAAP earnings per share - Non-GAAP net income allocated to Class A and Class B shares divided by the same weighted average shares outstanding of each class which was used to calculate GAAP earnings per share.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of net interest expense, income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA, non-GAAP pre-tax income, non-GAAP net income and non-GAAP earnings per share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income, non-GAAP net income and non-GAAP earnings per share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA, non-GAAP pre-tax income, non-GAAP net income and non-GAAP earnings per share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Change in Valuation Allowance: The company has excluded the effect of the change in valuation allowance from its non-GAAP net income and non-GAAP earnings per share calculations. The placement of a valuation allowance on the company's deferred tax assets is a non-cash income tax expense charge and such expense is excluded from non-GAAP results because it is not a recurring expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of the change in valuation allowance provides a useful comparison of actual results to guidance the company provided at the beginning of the quarter as guidance did not include a valuation allowance charge and provides a more useful comparison of its operating results to the operating results of its peers.

Income tax adjustments: The company computes and utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap. The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. The long-term non-GAAP tax rate is 25%. The company evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

Cash taxes: Cash taxes are defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2017	2016	2017	2016
Revenue:
Subscription fees	$14,680	$10,583	$52,167	$38,806
License fees	8,947	8,130	23,633	29,891
Maintenance and other	31,752	32,351	130,406	132,962
Professional services	17,885	18,195	71,767	76,193
Total revenue	73,264	69,259	277,973	277,852
Cost of revenue:
Subscription	6,942	5,275	27,027	20,635
License	918	896	2,990	3,624
Maintenance and other	7,526	7,365	30,517	30,973
Professional services	17,466	17,295	70,317	71,330
Total cost of revenue	32,852	30,831	130,851	126,562
Gross profit	40,412	38,428	147,122	151,290
Operating expenses:
Sales and marketing	17,650	16,877	67,194	66,535
Research and development	10,568	9,797	43,587	41,237
General and administrative	7,895	7,970	32,318	32,689
Amortization of intangibles from acquisitions	163	163	659	658
Total operating expenses	36,276	34,807	143,758	141,119
Operating income	4,136	3,621	3,364	10,171
Other (income) expense:
Interest income	(181)	(96)	(696)	(320)
Interest expense	167	168	670	712
Other (income) expense, net	(460)	(286)	(436)	(757)
Total other (income) expense, net	(474)	(214)	(462)	(365)
Income before income taxes	4,610	3,835	3,826	10,536
Income tax expense (benefit)	19,769	(311)	19,276	1,624
Net (loss) income	$(15,159)	$4,146	$(15,450)	$8,912

Diluted net (loss) income per share
Class A	$(0.82)	$0.22	$(0.84)	$0.47
Class B	$(0.68)	$0.18	$(0.70)	$0.40

Diluted Weighted Shares
Class A	15,797	16,272	15,715	16,224
Class B	3,208	3,282	3,206	3,283

QAD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	January 31,	January 31,
	2017	2016
Assets
Current assets:
Cash and equivalents	$145,082	$137,731
Accounts receivable, net	69,441	65,512
Deferred tax assets, net	-	8,203
Other current assets	15,351	16,024
Total current assets	229,874	227,470

Property and equipment, net	30,872	32,080
Capitalized software costs, net	732	1,553
Goodwill	10,558	10,645
Long-term deferred tax assets, net	6,166	12,914
Other assets, net	2,688	2,679

Total assets	$280,890	$287,341

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$446	$422
Accounts payable and other current liabilities	44,952	42,346
Deferred revenue	104,125	97,911
Total current liabilities	149,523	140,679

Long-term debt	13,767	14,191
Other liabilities	4,914	4,465

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	197,594	195,808
Treasury stock	(15,170)	(18,717)
Accumulated deficit	(61,127)	(40,376)
Accumulated other comprehensive loss	(8,631)	(8,729)
Total stockholders' equity	112,686	128,006

Total liabilities and stockholders' equity	$280,890	$287,341

QAD Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Twelve Months Ended
	January 31,
	2017	2016

Net cash provided by operating activities	$18,680	$24,057

Cash flows from investing activities:
Purchase of property and equipment	(3,260)	(3,195)
Capitalized software costs	(146)	(153)
Net cash used in investing activities	(3,406)	(3,348)

Cash flows from financing activities:
Repayments of debt	(434)	(406)
Tax payments, net of proceeds, related to stock awards	(2,079)	(2,461)
Payment of contingent liability associated with acquisitions	-	(750)
Cash dividends paid	(5,301)	(5,235)
Proceeds from issuance of common stock, net of issuance costs	-	8,365
Net cash used in financing activities	(7,814)	(487)

Effect of exchange rates on cash and equivalents	(109)	(3,017)
Net increase in cash and equivalents	7,351	17,205
Cash and equivalents at beginning of period	137,731	120,526
Cash and equivalents at end of period	$145,082	$137,731

QAD Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2017	2016	2017	2016

Total revenue	$73,264	$69,259	$277,973	$277,852

Net (loss) income	(15,159)	4,146	(15,450)	8,912
Add back:
Net interest expense	(14)	72	(26)	392
Depreciation	1,090	1,015	4,326	3,968
Amortization	423	444	1,710	1,807
Income tax expense (benefit)	19,769	(311)	19,276	1,624
EBITDA	$6,109	$5,366	$9,836	$16,703
Add back:
Stock-based compensation expense	1,802	1,822	7,323	7,440
Change in fair value of interest rate swap	(454)	212	(485)	48
Adjusted EBITDA	$7,457	$7,400	$16,674	$24,191
Adjusted EBITDA margin	10%	11%	6%	9%

Non-GAAP pre-tax income reconciliation

Income before income taxes	$4,610	$3,835	$3,826	$10,536
Add back
Stock-based compensation expense	1,802	1,822	7,323	7,440
Amortization of purchased intangible assets	342	343	1,377	1,377
Change in fair value of interest rate swap	(454)	212	(485)	48
Non-GAAP income before income taxes	$6,300	$6,212	$12,041	$19,401

QAD Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2017	2016	2017	2016
Non-GAAP net income reconciliation

Net income (loss)	$(15,159)	$4,146	$(15,450)	$8,912
Add back:
Stock-based compensation expense	1,802	1,822	7,323	7,440
Amortization of purchased intangible assets	342	343	1,377	1,377
Change in fair value of interest rate swap	(454)	212	(485)	48
Income tax adjustments	(423)	(594)	(2,054)	(2,216)
Change in valuation allowance	16,861	2,564	16,861	2,564
Non-GAAP net income	$2,969	$8,493	$7,572	$18,125

Non-GAAP earnings per Class A share reconciliation

Earnings (loss) per diluted Class A share	$(0.82)	$0.22	$(0.84)	$0.47
Add back:
Stock-based compensation expense	0.10	0.10	0.40	0.39
Amortization of purchased intangible assets	0.02	0.02	0.07	0.07
Change in fair value of interest rate swap	(0.03)	0.01	(0.03)	0.00
Income tax adjustments	(0.02)	(0.03)	(0.11)	(0.11)
Change in valuation allowance	0.91	0.13	0.92	0.13
Non-GAAP earnings per Class A share	$0.16	$0.45	$0.41	$0.95

Shares used in computing non-GAAP earnings per Class A share	15,797	16,272	15,715	16,224

Non-GAAP earnings per Class B share reconciliation

Earnings (loss) per diluted Class B share	$(0.68)	$0.18	$(0.70)	$0.40
Add back:
Stock-based compensation expense	0.08	0.08	0.33	0.33
Amortization of purchased intangible assets	0.01	0.02	0.06	0.06
Change in fair value of interest rate swap	(0.02)	0.01	(0.02)	0.00
Income tax adjustments	(0.02)	(0.03)	(0.09)	(0.10)
Change in valuation allowance	0.76	0.12	0.76	0.12
Non-GAAP earnings per Class B share	$0.13	$0.38	$0.34	$0.81

Shares used in computing non-GAAP earnings per Class B share	3,208	3,282	3,206	3,283

Note:

The tables above documenting fiscal 2017 and fiscal 2016 non-GAAP net income, non-GAAP earnings per Class A share and non-GAAP earnings per Class B share will no longer be reported on in fiscal 2018.